UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2020

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 Par Value	SYY	New York Stock Exchange
1.25% Notes due June 2023	SYY23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors (the “Board”) of Sysco Corporation (“Sysco” or the “Company”) reviewed its historical severance practices for senior executives and approved and adopted a market-competitive form of severance letter agreement (the “Severance Agreement”) to specify the severance benefits to which each of the Company’s executive vice presidents (each, an “Executive”) would be entitled upon the occurrence of certain termination events, which are described below. Each Executive who was identified as a “Named Executive Officer” in the Company’s proxy statement filed with the Securities and Exchange Commission on October 2, 2019, entered into a Severance Agreement effective on July 15, 2020.

Each Severance Agreement provides that the Executive will be entitled to receive the following severance benefits upon the occurrence of certain termination events, which are described below:

•	Non-Change in Control Termination: If the Company terminates the Executive’s employment without “Cause” (as defined in the Severance Agreement) or the Executive resigns for “Good Reason” (as defined in the Severance Agreement), and the termination does not constitute a Change in Control Termination (as defined below), the Executive will be entitled to receive:

•	A severance payment in an amount equal to two times the Executive’s annual base salary;

•	A pro-rata award under the annual or short-term management incentive plan covering the performance period in which the termination is effective, subject to attainment of applicable Sysco performance goals for such performance period and payable at the time such incentives are paid to other Sysco executives;

•	Reimbursement for the amounts of any premiums or other fees paid by the Executive, pursuant to COBRA, in excess of the applicable active employee rates to maintain the Executive’s health benefits under the Company’s group health plans for a period of 18 months following the Separation Date; and

•	Outplacement services for a period of up to 12 months.

•	Change in Control Termination: If the termination of employment occurs upon, or within two years following, the effectiveness of a Change in Control (as defined in the Sysco Corporation 2018 Omnibus Incentive Plan), the Executive will be entitled to receive:

•	A severance payment in an amount equal to two times the sum of (i) the Executive’s annual base salary and (ii) the Executive’s target incentive opportunity under the annual or short-term management incentive plan covering the performance period in which the termination is effective;

•	A pro-rata award under the annual or short-term management incentive plan covering the performance period in which the termination is effective based on the Executive’s target incentive opportunity and payable at the time such incentives are paid to other Sysco executives;

•	Reimbursement for the amounts of any premiums or other fees paid by the Executive, pursuant to COBRA, in excess of the applicable active employee rates to maintain the Executive’s health benefits under the Company’s group health plans for a period of 18 months following the Separation Date; and

•	Outplacement services for a period of up to 12 months.

The severance benefits described above will be provided to the Executive only if (i) the Executive executes and does not revoke a legally enforceable general release and waiver of claims in favor of the Company; and (ii) the Executive complies with the Executive’s covenants in the Severance Agreement and the accompanying Protective Covenants Agreement, including confidentiality, non-disparagement and restrictions on competition and solicitation of employees, vendors and customers of the Company for a period of two years after employment.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the form of Severance Agreement, which is included herewith as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Severance Letter Agreement for Executive Vice Presidents

10.2	Form of Sysco Protective Covenants Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: July 17, 2020	By:	/s/ Eve M. McFadden
Eve M. McFadden
Senior Vice President, Legal, General Counsel and Corporate Secretary